UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: July 16, 2004




                        The South Financial Group, Inc.
             (Exact name of registrant as specified in its charter)




   South Carolina                  0-15083                    57-0824914
--------------------             -----------                ---------------
(State of other juris-          (Commission                   (IRS Employer
diction of incorporation)        File Number)             Identification Number)


 102 South Main Street, Greenville, South Carolina                       29601
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 (Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code:  (864) 255-7900






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On July 16, 2004, The South Financial Group, Inc. ("TSFG") completed its acquisition of CNB Florida Bancshares, Inc. ("CNBB"). In the transaction, CNBB common shareholders received 0.84 shares of TSFG common stock for each share of CNBB common stock. Approximately 5,313,036 shares of TSFG common stock are being issued in connection with the outstanding CNBB common and preferred stock. In addition, approximately 442,404 shares of TSFG common stock are issuable in connection with outstanding CNBB options.

         CNBB had approximately $850 million in assets, and operated through its wholly owned banking subsidiary, CNB National Bank. In connection with the acquisition, CNB National Bank was merged into Mercantile Bank, TSFG's Florida banking subsidiary.

         In connection with the transaction, Jon W. Pritchett has become a member of the TSFG board of directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of the Businesses Acquired. Not Applicable

(b)  Pro Forma Financial Information. Not Applicable

(c)  Exhibits.

     Exhibit No.

     2.1 Agreement and Plan of Merger between CNB Florida Bancshares, Inc. and The South Financial Group, Inc. Incorporated by reference to Exhibit
          2.1 of The South Financial Group's Registration Statement on Form S-4, Registration No. 333 - 114848.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               THE SOUTH FINANCIAL GROUP, INC.


July 20, 2004                         By:      /s/ William P. Crawford, Jr.
                                               -------------------------------
                                               William P. Crawford, Jr.
                                               Executive Vice President